EXHIBIT 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of March [28], 2013, by and among ALLIANCE HAULERS, INC., a Texas corporation (“Alliance”), ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation (“Atlas”), BODE CONCRETE LLC, a California limited liability company (“Bode Concrete”), BODE GRAVEL CO., a California corporation (“Bode Gravel”), BRECKENRIDGE READY MIX, INC., a Texas corporation (“Breckenridge”), CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Central Concrete”), CENTRAL PRECAST CONCRETE, INC., a California corporation (“Central Precast”), EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation (“Eastern”), INGRAM CONCRETE, LLC, a Texas limited liability company (“Ingram”), KURTZ GRAVEL COMPANY, a Michigan corporation (“Kurtz”), LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC, a Delaware limited liability company (“Local”), MASTER MIX, LLC, a Delaware limited liability company (“Master”), PEBBLE LANE ASSOCIATES, LLC, a Delaware limited liability company (“Pebble”), REDI-MIX, LLC, a Texas limited liability company (“Redi-Mix”), RIVERSIDE MATERIALS, LLC, a Delaware limited liability company (“Riverside”), SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (“San Diego”), SMITH PRE-CAST, INC., a Delaware corporation (“Smith”), SUPERIOR CONCRETE MATERIALS, INC., a District of Columbia corporation (“Superior”), USC TECHNOLOGIES, INC., a Delaware corporation (“USC”), U.S. CONCRETE ON-SITE, INC., a Delaware corporation (“On-Site”), and U.S. CONCRETE, INC., a Delaware corporation, (“US Concrete”, and together with Alliance, Atlas, Bode Concrete, Bode Gravel, Breckenridge, Central Concrete, Central Precast, Eastern, Ingram, Kurtz, Local, Master, Pebble, Redi-Mix, Riverside, San Diego, Smith, Superior, USC, and On-Site, collectively, “Borrowers”), the Guarantors listed on the signature pages hereto, the financial institutions signatory hereto as lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).
RECITALS
A.    Borrowers, Guarantors, Agent, Bank of America, N.A. and Capital One Leverage Finance Corp., as lenders (in such capacity, collectively, the “Original Lenders”) are party to that certain Loan and Security Agreement, dated as of August 31, 2012 (as amended to date and as it may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Original Lenders made available to Borrowers Revolver Commitments in an aggregate principal amount of up to $80,000,000.
B.    Borrowers have requested an increase in the Revolver Commitments to $102,500,000, and the Existing Lenders and Union Bank, N.A. (the “New Lender”) have agreed to make available to Borrowers Revolver Commitments in an aggregate principal amount of up to $102,500,000 in the individual allocations set forth on Annex A hereto, which is hereby incorporated by reference.
C.    In connection with such increase in the Revolver Commitments, Borrowers have requested that certain other terms of the Loan Agreement be amended.
D.    Agent and the Original Lenders are willing to amend the Loan Agreement and the New Lender is willing to enter into the Loan Agreement as a “Lender” pursuant to this Amendment, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
AGREEMENT
ARTICLE I.
Definitions

1.01    Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II.
Amendments

2.01    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the defined terms “Capital Expenditures”, “Convertible Notes Priority Collateral” and “Convertible Notes Availability Reserve”.

2.02    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by inserting therein the defined terms set forth below in appropriate alphabetical order:

“Commodity Exchange Act: means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”
“Excluded Swap Obligation: with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor's failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Obligation of such Obligor becomes effective with respect to such related Swap Obligation.”
“First Amendment Closing Date: means March [28], 2013.”
“Net Capital Expenditures: the result, determined on a consolidated basis for US Concrete and its Subsidiaries for the most recently ended trailing twelve month period, without duplication, of: (a) the sum of all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, excluding, without duplication, (i) those financed with Borrowed Money other than Revolver Loans, (ii) any trade-in allowances, (iii) expenditures of insurance proceeds to acquire or repair any asset, (iv) leasehold improvement expenditures for which an Obligor or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, and (v) consideration paid for Permitted Acquisitions; minus (b) the aggregate amount of cash and Cash Equivalents received in connection with Asset Dispositions in the ordinary course of business (which for the avoidance of doubt shall not include the disposition of any Subsidiary, business division or business unit), excluding, without duplication, (i) any cash proceeds of any such Asset Disposition that are escrowed in accordance with the provisions of any document relating to Debt and (ii) any cash proceeds of any such Asset Disposition used to retire Debt other than the Obligations.”
“Prepayment Conditions: with respect to any payment pursuant to clause (iii) of Section 10.2.7, the following conditions: (i) the amount of such payment, together with the amount of all other prepayments after the First Amendment Closing Date pursuant to clause (iii) of Section 10.2.7, does not exceed $12,000,000 in the aggregate; (ii) no Default or Event of Default exists and is continuing or would result on a pro forma basis immediately after giving effect to such payment; (iii) upon giving pro forma effect thereto, average Availability is at least $20,000,000 during the 30-day period preceding any such payment and at least $20,000,000 immediately after giving effect thereto; and (iv) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving effect to such payment for the most recent trailing twelve month period, is not less than 1.0 to 1.0.”

“Qualified ECP Guarantor: means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an eligible contract participant under the Commodity Exchange Act or any regulations promulgated thereunder.”
“Senior Notes: the $61,112,520 in principal amount of 9.5% senior secured notes issued on March 22, 2013 in exchange for $48,502,000 of Convertible Notes, as the same may be amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions”.
“Senior Notes Agent: U.S. Bank National Association in its capacity as noteholder collateral agent for the holders of the Senior Notes and its successors and permitted assigns in such capacity.”
“Senior Notes Agreement: that certain Indenture by and among the Senior Notes Agent, the Senior Notes Trustee and the Obligors party thereto relating to the Senior Notes, as the same may be amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions.”
“Senior Notes Availability Reserve: after Required Reserve Notice, $5,000,000, (a) (i) at the Permitted Discretion of the Agent, commencing on the day that Availability is less than $20,000,000, and (ii) continuing until during the preceding thirty (30) consecutive days, Availability has been greater than $20,000,000 at all times or the Agent, in its Permitted Discretion, decides to remove the Senior Notes Availability Reserve; or (b) (i) at the Permitted Discretion of the Agent, commencing any time during the occurrence of an Event of Default and (ii) continuing until such Event of Default no longer exists or the Agent, in its Permitted Discretion, decides to remove the Senior Notes Availability Reserve; provided, however, in any event, the Senior Notes Availability Reserve shall be permanently terminated if the Senior Notes have been refinanced or amended with the effect that the ABL Cap Amount (as defined in the Intercreditor Agreement) is increased to at least 110% of the aggregate Revolver Commitments.”
“Senior Notes Documents: the Senior Notes Agreement and the “Note Documents” under and as defined in the Senior Notes Agreement.”

“Senior Notes Priority Collateral: has the meaning assigned the term “Notes Priority Collateral” in the Intercreditor Agreement.”
“Senior Notes Trustee: U.S. Bank National Association in its capacity as trustee for the holders of the Senior Notes and its successors and permitted assigns in such capacity.”
“Swap Obligation: with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”
2.03    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by amending and restating therein the defined terms set forth below to read, in each case as set forth below:

“Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations (other than in respect of any Hedging Agreement entered into and maintained in compliance with Section 10.2.14 for which the counterparty and the applicable Obligor mutually agree that a reserve shall not be required with respect thereto).”
“Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 18 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 18 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.”

“Convertible Notes: the $55,000,000 in principal amount of senior secured convertible notes issued on August 31, 2010 in a private placement pursuant to Section 4(2) and Regulation D of the Securities Exchange Act of 1934, as amended by the Supplemental Indenture dated as of October 31, 2012, the Second Supplemental Indenture dated as of March 22, 2013 and the First Amendment to Intercreditor Agreement, as decreased to $6,498,000 principal amount outstanding pursuant to the exchange offer consummated on March 22, 2013 in connection with the issuance of the Senior Notes, and as the same may be further amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions.”
“Convertible Notes Agreement: that certain Indenture by and among the Convertible Notes Agent, the Convertible Notes Trustee and the Obligors party thereto relating to the Convertible Notes, as amended by the Supplemental Indenture dated as of October 31, 2012, the Second Supplemental Indenture dated as of March 22, 2013 and the First Amendment to Intercreditor Agreement, and as

the same may be further amended, replaced, renewed, refunded, refinanced, exchanged, supplemented or otherwise modified from time to time, and including, without limitation, increases from time to time in the principal amount thereof to the extent such amounts are in compliance with the provisions of the definition of the term “Refinancing Conditions.”
“Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for US Concrete and Subsidiaries for the most recently ended trailing twelve month period, of (a) EBITDA minus Net Capital Expenditures to (b) Fixed Charges.”
“Fixed Charges: the sum of cash interest expense, cash principal payments (including payments permitted pursuant to Section 10.2.7) made on Borrowed Money (other than (i) the Revolver Loans and (ii) Debt refinanced with Refinancing Debt), cash Distributions made, and cash federal income taxes paid net of any refunds (but in each case excluding amounts taken into account in determining EBITDA other than those specifically included by this definition); provided, however, solely for purposes of calculating the Fixed Charge Coverage Ratio pursuant to Section 10.3.1, Fixed Charges shall exclude from the calculation thereof any payments of the Convertible Notes made pursuant to and in accordance with clause (iii) of Section 10.2.7.”
“Intercreditor Agreement: that certain Intercreditor Agreement dated as of August 31, 2010 by and among the Agent, the Senior Notes Agent as successor to the Convertible Notes Agent, and the Obligors party thereto, as amended by the First Amendment to Intercreditor Agreement dated as of March 22, 2013 (the “First Amendment to the Intercreditor Agreement”), and as the same may be further amended, replaced, renewed, supplemented or otherwise modified from time to time.”
“Material Contract: any agreement or arrangement to which an Obligor or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (b) that relates to the Convertible Notes or the Senior Notes; (c) that relates to Subordinated Debt; or (d) that relates to Debt in an aggregate amount of $5,000,000 or more.”
“Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent to the extent required by Section 5.2 hereof or any other provision of any other Loan Document, any Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Property that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $20,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) the termination of any lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor's default; (e) a disposition of non-core assets acquired in a Permitted Acquisition; provided such disposition shall be made for fair market value if and only if the fair market value of the non-core assets subject to such disposition exceeds $500,000; (f) a sale, transfer or disposition of an account receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business and in accordance with regular collection procedures; (g) a disposition of cash or Cash Equivalents; (h) a sale, transfer or disposition of Real Estate that is no longer necessary in or useful to the business of US Concrete or any of its Subsidiaries in the Ordinary Course of Business; (i) a disposition resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of US Concrete or any Subsidiary; (j) a true lease or sublease of Real Estate in the Ordinary Course of Business and in accordance with the Security Documents; (k) a lease (as lessee or lessor), sublease, non-exclusive license (as licensee or licensor) or sublicense of real or personal property and a termination of such lease or license, in each case, in the Ordinary Course of Business and in accordance with the Security Documents; (l) an expiration or abandonment of Intellectual Property in the Ordinary Course of Business; or (m) approved in writing by Agent and Required Lenders.”
“Permitted Purchase Money Debt: Purchase Money Debt of Obligors and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount outstanding at any one time does not exceed the greater of $40,000,000 or 20% of Consolidated Net Tangible Assets.”
“Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith); provided, however, that in the case of Refinancing Debt in respect of the Senior Notes and/or the Convertible Notes, the principal amount of such Refinancing Debt with respect to the Senior Notes and the Convertible Notes may be in an aggregate amount (together with any remaining secured outstanding obligations under the Senior Notes after giving effect to such Refinancing Debt) of up to (but not in excess of) $125,000,000, provided that in the case of the Senior Notes, in connection with entering into any such Refinancing Debt, the ABL Cap Amount (as defined in the Intercreditor Agreement) is increased to at least 110% of the aggregate Revolver Commitments or is eliminated; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it has a market rate of interest; (d) in the case of Refinancing Debt in respect of the Senior Notes or the Convertible Notes, it has a maturity date of not sooner than October 1, 2015; (e) if applicable, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (f) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (g) no additional Lien is granted to secure it and, in the case of Refinancing Debt in respect of the Senior Notes, the respective Lien priorities in the Collateral in favor of Agent, for the benefit of the Secured Parties, and in favor of the holders of such Refinancing Debt shall be the same as currently provided in the Intercreditor Agreement as in effect on the Closing Date (i.e., the scope of the ABL Priority Collateral and priority of Agent's Lien therein shall not change) or shall be more favorable to Agent and Secured Parties than as in effect on the Closing Date, and either the Intercreditor Agreement as in effect on the Closing Date remains in effect or satisfactory intercreditor documents between Agent and the holders of such Refinancing Debt (or a trustee, agent or other representative on their behalf) shall have been agreed to by Agent; (h) no additional Person is obligated on such Debt; and (i) upon giving effect to it, no Default or Event of Default exists.”
“Refinancing Debt: Borrowed Money that is the result of an extension, renewal, refinancing, replacement, refunding, exchange or conversion of Debt permitted under Section 10.2.1(b), (d), (f) or (h), and in the case of the Senior Notes, includes increases from time to time in the principal amount of the Senior Notes (even if no extension, renewal, refinancing, replacement, refunding, exchange or conversion of the existing Senior Notes occurs) to the extent such increases are in compliance with the provisions of the definition of the term “Refinancing Conditions”.”
2.04    Amendment to Section 1.1 of the Loan Agreement.

(a)    As of the Effective Date, the defined terms “Availability Reserve”, “Borrowing Base”, “Eligible Trucks” and “Required Reserve Notice” are hereby amended by replacing each instance of the words “Convertible Notes” therein with the words “Senior Notes” in lieu thereof

(b)    As of the Effective Date, clause (c) of the defined term “Change in Control” is hereby amended and restated as follows: “(c) a Change of Control (as defined in the Senior Notes Agreement).”

2.05    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date,
Sections 3.2.1, 7.3.1, 7.4.1, 7.4.2, 8.4.2, 8.5, 8.6.2(b), 8.6.2(c), 9.1.4 and 9.1.6(d) are hereby amended by replacing each instance of the words “Convertible Notes” therein with the words “Senior Notes” in lieu thereof.

2.06    Amendment to Section 2.1.1 of the Loan Agreement. As of the Effective Date, Section 2.1.1 of the Loan Agreement is hereby amended and restated to read as follows:

“2.1.1.    Revolver Loans. Union Bank, N.A. agrees as of the First Amendment Closing Date it shall perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a “Lender”. On the First Amendment Closing Date, the “Revolver Loans” held by Bank of America, N.A. and Capital One Leverage Finance Corp. under the Loan Agreement shall be repaid and reallocated among Bank of America, N.A., Capital One Leverage Finance Corp. and Union Bank, N.A. in accordance with their respective Revolver Commitment, as amended on the First Amendment Closing Date. Each Lender hereby agrees, subject to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.”
2.07    Amendment to Section 2.1.7 of the Loan Agreement. As of the Effective Date, the first sentence of Section 2.1.7 of the Loan Agreement is hereby amended and restated to read as follows:

“Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Agent, (b) increases under this Section 2.1.7 after the First Amendment Closing Date do not exceed $22,500,000 in the aggregate and no more than two increases are made, (c) no reduction in Revolver Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, and (d) the requested increase does not cause (i) this Agreement to cease being an “ABL Agreement” pursuant to the Intercreditor Agreement or enjoy similar rights and benefits under any intercreditor agreement relating to any Refinancing Debt refinancing or refunding the Senior Notes, or (ii) the Revolver Commitments to cease being “Permitted Indebtedness” under the Convertible Notes Agreement or the Senior Notes Agreement, as applicable, or under any comparable agreement relating to any Refinancing Debt refinancing or refunding the Convertible Notes or the Senior Notes, as applicable.”

2.08    Amendment to Section 8.1 of the Loan Agreement. As of the Effective Date, the first sentence of Section 8.1 of the Loan Agreement is hereby amended and restated to read as follows:

“By the 20th day of each month (or on the succeeding Business Day, if the applicable day is not a Business Day), Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and during any Trigger Period Borrowers shall also deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate on a weekly basis, and in no event later than the 5th day of each week, prepared as of the close of the last day of the preceding week; provided, however, that during any period when an Event of Default exists, Borrower shall deliver a Borrowing Base as frequently as shall be requested by Agent.”
2.09    Amendment to Section 8.5 of the Loan Agreement. As of the Effective Date, clause (ii) of Section 8.5 of the Loan Agreement is hereby amended be replacing “$300,000” with “$500,000” in lieu thereof in each instance used therein.

2.10    Amendment to Section 10.2.1 of the Loan Agreement. As of the Effective Date, Section 10.2.1 of the Loan Agreement is hereby amended by adding the following at the end thereof:

“As of the First Amendment Closing Date, the parties acknowledge and agree that the Convertible Notes in existence on the First Amendment Closing Date continue to constitute Debt under Section 10.2.1(d) and the Senior Notes in existence on the First Amendment Closing Date constitute Refinancing Debt under Section 10.2.1(h).”
2.11    Amendment to Section 10.2.2(a) of the Loan Agreement. As of the Effective Date, Section 10.2.2(a) of the Loan Agreement is hereby amended and restated as follows:

“(a)    Liens in favor of Agent and Liens in favor of Senior Notes Agent securing the obligations under the Senior Notes Agreement, and Liens in favor of the holders (or any agent, representative or trustee for such holders) of any Refinancing Debt incurred in respect of the Senior Notes in compliance with the Refinancing Conditions (in each case, the priority of which shall be as provided in the Intercreditor Agreement);”
2.12    Amendment to Section 10.2.3 of the Loan Agreement. As of the Effective Date, clause (a)(iii) of Section 10.2.3 of the Loan Agreement is hereby amended be replacing “$3,500,000” with “$5,000,000” in lieu thereof.

2.13    Amendment to Section 10.2.7 of the Loan Agreement. As of the Effective Date, Section 10.2.7 of the Loan Agreement is hereby amended and restated to read as follows:

“10.2.7 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, purchase, redemption, retirement, defeasance or acquisition; each, for purposes of this Section 10.2.7, a “payment”) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations, but including the Convertible Notes and the Senior Notes) prior to its due date under the agreements evidencing such Debt as in effect on the First Amendment Closing Date (or as amended thereafter with the consent of Agent or, in the case of the Convertible Notes or Senior Notes, as applicable, amended in accordance with Section 10.2.18), other than, (i) payments of intercompany loans by an Obligor to another Obligor, (ii) as long as no Default or Event of Default exists, payments made from the proceeds of, or by conversion or exchange for or into, Refinancing Debt, and (iii) payments on Borrowed

Money in a maximum aggregate amount after the First Amendment Closing Date not to exceed $12,000,000; provided, that in the case of any such payment under this clause (iii), all of the Prepayment Conditions are satisfied with respect thereto.”
2.14    Amendment to Section 10.2.13 of the Loan Agreement. As of the Effective Date, clause (d) of Section 10.2.13 of the Loan Agreement is hereby amended and restated to read as follows:
“(d) that is a Convertible Notes Document or Senior Notes Document;”
2.15    Amendment to Section 10.2.18 of the Loan Agreement.

(a)    As of the Effective Date, the section heading of Section 10.2.18 is hereby amended and restated to read as follows:

“Amendments to Subordinated Debt, Convertible Notes Agreement or Senior Notes Agreement.”
(b)    As of the Effective Date, clause (b) of Section 10.2.18 of the Loan Agreement is hereby amended and restated to read as follows:

“(b) amend, supplement or otherwise modify the Convertible Notes Agreement or Senior Notes Agreement, as applicable, if (i) such Debt, as modified, (x) would not satisfy the Refinancing Conditions or would have a maturity date prior to Revolver Termination Date or (y) would require the payment of any principal amount of such Debt prior to the Revolver Termination Date in any circumstance not required under the Convertible Notes Agreement as in effect on the Closing Date or the Senior Notes Agreement as in effect on the First Amendment Closing Date; (ii) such modifications would result in the Obligations not constituting “Permitted Indebtedness” under the Convertible Notes Agreement or Senior Notes Agreement, as applicable; or (iii) such modifications would result in the credit facility evidenced by this Agreement not constituting the “ABL Facility” under the Convertible Notes Agreement or the Senior Notes Agreement, as applicable.”

2.16    Amendment to Section 11.1 of the Loan Agreement. As of the Effective Date, paragraph (n) of Section 11.1 of the Loan Agreement is hereby amended and restated to read as follows:

“(n) The occurrence of any “Event of Default” under and as defined in the Convertible Notes Agreement or the occurrence of any “Event of Default” under and as defined in the Senior Notes Agreement.”
2.17    Amendment to Section 14.1 of the Loan Agreement. As of the Effective Date, Section 14.1 of the Loan Agreement is hereby amended and restated to read as follows:

“14.1    Guaranty of the Obligations. Subject to the provisions of Section 14.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent and Lenders the due and punctual payment in full of all Obligations (other than Excluded Swap Obligations) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Agreement, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 14.1 shall remain in full force and effect until all Obligations (other than contingent obligations for which no claim has been made) have been paid in full and the Commitments of the Lenders shall have expired or been sooner terminated in accordance with the provisions of this Agreement. Each Qualified ECP Guarantor intends that this Section 14.1 constitute, and this Section 14.1 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
2.18    Amendment to Section 15.13 of the Loan Agreement.

(a)    As of the Effective Date, the section heading of Section 15.13 is hereby amended and restated to read as follows:

“Certifications Regarding Convertible Notes, Senior Notes and Intercreditor Agreement.”
(b)    As of the Effective Date, Section 15.13 of the Loan Agreement is hereby amended and restated to read as follows:

“15.13. Certifications Regarding Convertible Notes, Senior Notes and Intercreditor Agreement. Obligors certify to Agent and Lenders that neither the execution nor performance of the Loan Documents or the incurrence of any Obligations by Obligors violates any provision of any Convertible Notes Document or Senior Notes Document, as the case may be, or the Intercreditor Agreement. Obligors further certify that (a) the Revolver Commitments and Obligations constitute “ABL Debt” and the facility provided hereunder constitutes an “ABL Facility” under the Convertible Notes Agreement and the Senior Notes Agreement, (b) this Agreement constitutes a “Replacement ABL Agreement” under the Intercreditor Agreement, and (c) all the property described in the June 8, 2012 Equipment Appraisal constitutes “Trucks” for the purposes of the Intercreditor Agreement.”
2.19    Amendment to Section 15.21 of the Loan Agreement. As of the Effective Date, Section 15.21 of the Loan Agreement is hereby amended and restated to read as follows:

“15.21. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement and each other Loan Document, the Liens, security interests and rights granted pursuant to this Agreement or any other Loan Document shall be subject to the terms, provisions and conditions of (and the exercise of any right or remedy by the Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Agreement and any other Loan Document or the Intercreditor Agreement, as the case may be, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Agent hereunder or under any other Loan

Document shall be exercised by the Agent, and no direction shall be given by the Agent, in contravention of the Intercreditor Agreement. With respect to any requirements herein or in any other Loan Document for any Obligor to deliver originals of certificated Equity Interests, Instruments, or similar documents constituting Collateral which is Senior Notes Priority Collateral, such requirements shall be deemed satisfied to the extent the requirements to deliver the same to the Senior Notes Agent in accordance with the Intercreditor Agreement and the Senior Notes Documents are in effect and are satisfied by such Obligor. To the extent that any covenants, representations or warranties set forth in this Agreement or any other Loan Document are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the Senior Notes Agent in accordance with this Section 15.21, such representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement or such other Loan Document.”
2.20    Amendment to Section 15.22 of the Loan Agreement. As of the Effective Date, Section 15.22 of the Loan Agreement is hereby amended and restated to read as follows:

“15.22.     Senior Notes Priority Collateral. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any deadline with respect to Senior Notes Priority Collateral to provide any information, any agreements with third parties or a perfected security interest to the Senior Notes Agent under any Senior Notes Document is extended or waived thereunder, then any such corresponding deadline under this Agreement or any other Loan Document (if any) shall also be automatically extended or waived, as applicable, hereunder.”
2.21    Amendment to Annex A of the Loan Agreement. As of the Effective Date, Annex A of the Loan Agreement is hereby amended by replacing “210 South Linden Avenue South” thereon with “201 South Linden Avenue South” in lieu thereof.

2.22    Amendment to Schedule 1.1 of the Loan Agreement. As of the Effective Date, Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

ARTICLE III.
Conditions Precedent

3.01    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner and pursuant to executed documentation satisfactory to Lender (the date on which all such conditions are satisfied being the “Effective Date”):

(a)    Agent shall have received this Amendment, duly executed by each of the Obligors.

(b)    Agent shall have received that certain Fee Letter, dated as of the date hereof, duly executed by each Borrower.

(c)    Agent shall have received a written opinion of Akin Gump Strauss Hauer & Feld LLP, in form and substance satisfactory to Agent.

(d)    Obligors shall have paid all fees and expenses to be paid to Agent and Lenders on the First Amendment Closing Date in accordance with the terms hereof.

(e)    The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.

(f)    The Senior Notes shall have been issued and the Senior Notes Documents shall be in full force and effect.

(g)    The First Amendment to the Intercreditor Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

(h)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(i)    The Intercreditor Agreement shall be in full force and effect with respect to relative priority of the Liens securing the Obligations and the obligations under the Senior Notes and the other matters set forth therein.

(j)    All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and each Lender and their respective legal counsel.

ARTICLE IV.
Ratifications, Representations and Warranties

4.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, Agent and each Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.02    Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Lenders that: (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Obligor and will not violate the organizational or governing documents of such Obligor; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof, as though made on and as of each such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; and (d) each Obligor is in compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.
ARTICLE V.
New Lender Provisions

New Lender agrees that by executing and delivering this Amendment it is joining the Loan Agreement as a “Lender” thereunder and that from and after the First Amendment Closing Date, it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents. As a condition to joining the Loan Agreement, New Lender hereby: (a) represents and warrants that it is legally authorized to enter into this Amendment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Loan Documents pursuant to this Amendment; (c) agrees that it shall, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (f) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

ARTICLE VI.
Miscellaneous Provisions

6.01    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

6.02    Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.

6.03    Expenses of Lender. As provided in the Loan Agreement, each Obligor agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent or any Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent and each Lender's legal counsel, and all costs and out-of-pocket expenses incurred by Agent or any Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent's and Lender's legal counsel and consultants.

6.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and Lenders and each Obligor and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

6.06    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

6.07    Effect of Waiver. No consent or waiver, express or implied, by Agent or Lenders to or for any breach of or deviation from any covenant or condition by any Obligor shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09    Applicable Law. This Agreement and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in and shall be governed by and construed in accordance with the laws of the Texas.

6.10    Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH OBLIGOR AND LENDER.

6.11    Release. EACH OBLIGOR HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH OBLIGATOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR

UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER OR ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, TO THE EXTENT ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

BORROWERS: U.S. CONCRETE, INC. By: /s/ Katherine I. Hargis Name: Katherine I. Hargis Title: Vice President, General Counsel & Corporate Secretary ALLIANCE HAULERS, INC.
ATLAS-TUCK CONCRETE, INC.
BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC.
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
EASTERN CONCRETE MATERIALS, INC.
INGRAM CONCRETE, LLC
KURTZ GRAVEL COMPANY
LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC
MASTER MIX, LLC
PEBBLE LANE ASSOCIATES, LLC
REDI-MIX, LLC
RIVERSIDE MATERIALS, LLC
SAN DIEGO PRECAST CONCRETE, INC.
SMITH PRE-CAST, INC.
SUPERIOR CONCRETE MATERIALS, INC.
USC TECHNOLOGIES, INC.
U.S. CONCRETE ON-SITE, INC. By: /s/ Katherine I. Hargis Name: Katherine I. Hargis Title: Vice President and Secretary

GUARANTORS: ALBERTA INVESTMENTS, INC.
AMERICAN CONCRETE PRODUCTS, INC.
ATLAS REDI-MIX, LLC
BEALL CONCRETE ENTERPRISES, LLC
BEALL INDUSTRIES, INC.
BEALL INVESTMENT CORPORATION, INC.
BEALL MANAGEMENT, INC.
CONCRETE ACQUISITION IV, LLC
CONCRETE ACQUISITION V, LLC
CONCRETE ACQUISITION VI, LLC
CONCRETE XXXIV ACQUISITION, INC.
CONCRETE XXXV ACQUISITION, INC.
CONCRETE XXXVI ACQUISITION, INC.
HAMBURG QUARRY LIMITED LIABILITY COMPANY
MASTER MIX CONCRETE, LLC
MG, LLC
NYC CONCRETE MATERIALS, LLC
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
SIERRA PRECAST, INC.
TITAN CONCRETE INDUSTRIES, INC.
USC ATLANTIC, INC.
USC MANAGEMENT CO., LLC
USC PAYROLL, INC.
U.S. CONCRETE TEXAS HOLDINGS, INC. By: /s/ Katherine I. Hargis Name: Katherine I. Hargis Title: Vice President and Secretary

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ Hance VanBeber Name: Hance VanBeber Title: Senior Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender By: /s/ Mike Ehlert Name: Mike Ehlert Title: Senior Vice President

UNION BANK, N.A., as a Lender By: /s/ Mark A. Eitzen Name: Mark A. Eitzen Title: Vice President

EXHIBIT A

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
BANK OF AMERICA, N.A.	$65,000,000
CAPITAL ONE LEVERAGE FINANCE CORP.	$18,750,000
UNION BANK, N.A.	$18,750,000